As filed with the Securities and Exchange Commission on December 1, 2023

Registration No. 333-261757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GDEV Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer or
or organization)	Identification No.)

GDEV Inc.

55, Griva Digeni

3101, Limassol

Cyprus

(Address of Principal Executive Offices)(Zip Code)

GDEV Inc. 2021 Employee Stock Option Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Telephone: +1 302-738-6680

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies of all correspondence to:

J. David Stewart, Esq. Latham & Watkins LLP 99 Bishopsgate London EC2M 2XF United Kingdom Tel. (+44) (0)20 7710 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-261757) (as amended, the “Registration Statement”) of GDEV Inc. (formerly, Nexters Inc.) (the “Company”) is being filed as an exhibit-only filing with the Securities and Exchange Commission (the “SEC”) solely to file as Exhibit 99.3 an amendment (“Amendment No. 1 to 2021 ESOP”) to the Company’s 2021 Employee Stock Option Plan, included in the Registration Statement as Exhibit 99.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and Exhibit 99.3. Part I, the prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Amendment No. 1 to 2021 ESOP was approved by written resolution of the board of directors of the Company on November 14, 2023.

ITEM 8. EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-8:

Exhibit No.	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
3.1	Amended and Restated Memorandum and Articles of Association of the Company.	20-F	001-40758	1.1	August 27, 2021

4.1	Specimen GDEV ordinary share certificate.	F-4	333-257103	4.1	June 15, 2021

5.1	Opinion of Ogier.	S-8	333-261757	5.1	December 20, 2021

23.1	Consent of KPMG Certified Auditors S.A.	20-F	001-40758	15.1	June 26, 2023

23.2	Consent of JSC “Kept”.	20-F	001-40758	15.2	June 26, 2023

23.3	Consent of Ogier.	S-8	333-261757	23.3	December 20, 2021

24.1	Power of Attorney.	S-8/A	333-261757	24.1	October 18, 2023

99.1	2021 Employee Stock Option Plan	6-K	001-40758	99.1	November 19, 2021

99.2	Form of Award Agreement under the 2021 Employee Stock Option Plan.	S-8	333-261757	99.2	December 20, 2021

99.3*	Amendment to 2021 Employee Stock Option Plan

(*)            Filed herewith

II-1

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Limassol, Cyprus on December 1, 2023.

GDEV INC.

By:	/s/ Andrey Fadeev
	Name:	Andrey Fadeev
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Andrey Fadeev	Chief Executive Officer and Director	December 1, 2023
Andrey Fadeev	(principal executive officer)

/s/ Alexander Karavaev	Chief Financial Officer	December 1, 2023
Alexander Karavaev	(principal financial officer and principal accounting officer)

*	Director	December 1, 2023
Marie Holive

*	Director	December 1, 2023
Olga Loskutova

*	Director	December 1, 2023
Andrew Sheppard

*	Director	December 1, 2023
Tal Shoham

*By:	/s/ Andrey Fadeev
Andrey Fadeev
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GDEV Inc., has signed this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 in Newark, Delaware, on the 1st day of December, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director